EXHIBIT 21.1

                              Subsidiaries of the Registrant





                                                               Exhibit 21.1

                              SUBSIDIARIES OF THE REGISTRANT



                    Southern National Corporation, a North Carolina
               corporation, is the parent company. The table below sets forth all of Southern National's subsidiaries as to State or Jurisdiction of Organization and Percentage of Voting

               Securities Owned as well as their relation to Southern National. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.



                                                                  Percentage
                                                 State or         of Voting
                                                 Jurisdiction     Securities
                                                 Of Organization  Owned


Southern National Bank of North Carolina         United States    100%
Southern National Leasing Corporation            North Carolina   100% (1)
Southern Natonal Mortgage Company                North Carolina   100% (1)
Soutehrn National Investment Services, Inc.      North Carolina   100% (1)
Fay-Charl Corporation                            North Carolina   100% (1)
Workmen's Service Corporation                    North Carolina   100% (1)
First Savings Service Corporation                North Carolina   100% (1)
Citizens Service Corporation                     North Carolina   100% (1)
Grey Eagle, Inc.                                 Delaware         100% (1)
Southern National Bank of South Carolina         United States    100%
Southern National Realty Corporation             North Carolina   100% (2)
SNB Savings Bank, Inc., SSB                      North Carolina   100%
People's Service Corporation                     North Carolina   100% (3)
ECF, Inc.                                        North Carolina   100% (3)
Unified Investors Life Insurance Company         Arizona          100%
Southern International Corporation               North Carolina   100%



(1) Owned by Southern National Bank of North Carolina.
(2) Owned by Southern National Bank of South Carolina.
(3) Owned by SNB Savings Bank, Inc., SSB